EXHIBIT 99.1

Tilray Brands Reports Record Q4 Financial Results

Record Q4 Net Revenue of $184 Million, Representing 20% Growth Year over Year, $627 Million of Net Revenue for FY2023; On a Constant Currency Basis, FY2023 Net Revenue Grew 6% to $668 Million

$8 Million of Net Cash from Operating Activities Generated for FY2023, Achieved Nearly $200 Million Improvement in Adjusted Free Cash Flow Compared to FY2022

Increased Tilray’s #1 Cannabis Market Share Position in Canada to 13% with HEXO Acquisition and Substantially Grew Medical Cannabis Market Position Across Europe

Company Issues FY2024 Guidance

Conference Call to be Held at 8:30 a.m. ET Today

NEW YORK and LEAMINGTON, Ontario, July 26, 2023 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company inspiring and empowering the worldwide community to live their very best life, today reported financial results for the fourth quarter and fiscal year ended May 31, 2023. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Tilray Brands’ Chairman and Chief Executive Officer, stated, “Our financial performance is demonstrative of Tilray Brands’ being the leading, most diversified cannabis lifestyle and CPG company in the world. During the 2023 fiscal year, we delivered on our commitment to generate positive adjusted free cash flow across all business segments, and executed against our strategic plan to grow revenue, drive operating efficiencies, and improve margins and profitability, all while investing in our industry-leading brands.”

Mr. Simon continued, “The recent closing of the HEXO transaction has boosted our competitive positioning in Canada, the largest, federally legalized cannabis market in the world. We are working towards a seamless integration into our efficient, built-to-last platforms as we leverage our deep CPG expertise and track record to drive both revenue and cost synergies while expanding product distribution in Canada and across international markets.”

Financial Highlights – 2023 Fiscal Fourth Quarter

  Net revenue increased 20% to $184 million in the fourth quarter compared to $153 million in the prior year quarter. On a constant currency basis, net revenue was $190 million in the fourth quarter of 2023, up 24% from the prior year quarter.
  Tilray’s reporting segments for cannabis, beverage alcohol, and distribution each individually grew revenue by ~$10 million in the fourth quarter or ~20%, compared to the prior year quarter.
  Gross profit was $67 million, while adjusted gross profit was $68 million in the quarter. Gross margin was 36%, while adjusted gross margin rose to 37% from 33% in the prior year quarter.
  Cannabis net revenue increased 21% to $64 million in the fourth quarter compared to $53 million in the prior year quarter. On a constant currency basis, net cannabis revenue was $69 million in the quarter, up 29% from the prior year quarter.
    Cannabis gross margin increased to 61% in the quarter from -36% in the prior year quarter and cannabis adjusted gross margin rose to 61% in the quarter from 53% in the prior year quarter, reflecting contributions from the HEXO arrangement.
  Beverage alcohol net revenue increased 43% to $32.4 million in the fourth quarter from $22.7 million in the prior year quarter.
    Beverage alcohol gross margin increased to 51% in the quarter from 50% in the prior year quarter and adjusted gross beverage alcohol margin was 55% in the quarter compared to 60% in the prior quarter, reflecting lower contribution margins from recent acquisitions.
  Distribution net revenue increased 19% to $73 million in the fourth quarter compared to $61 million in the prior year quarter.
    Distribution gross margin rose to 9% in the quarter from -7% in the prior year quarter and adjusted distribution gross margin rose to 9% in the quarter from 6% in the prior year quarter, reflecting favorable product mix.
  Net loss of $120 million in the fourth quarter compared to net loss of $458 million in the prior year quarter. Adjusted net loss of $32 million in the fourth quarter compared to adjusted net loss of $46 million in the prior year quarter.
  Adjusted EBITDA rose 93% to $22 million in the fourth quarter from $12 million in the prior year quarter.
  Operating cash flow of $44 million in the fourth quarter compared to -$21 million in the prior year quarter. Adjusted free cash flow of $43 million compared to adjusted free cash flow of -$24 million in the prior year quarter.

Financial Highlights – 2023 Fiscal Year

  Net revenue was $627 million compared to $628 million in the prior fiscal year. On a constant currency basis, net revenue was $668 million, up 6% from the prior fiscal year.
  Gross profit was $147 million, while adjusted gross profit was $206 million. Gross margin rose to 23% from 19% in the prior fiscal year, representing more than $30 million in growth, while adjusted gross margin rose to 33% from 30% in the prior fiscal year.
  Cannabis net revenue was $220 million compared to $238 million in the prior fiscal year. On a constant currency basis, cannabis net revenue was $233 million, down 2% from the prior fiscal year.
    Cannabis gross margin was 26% compared to 18% in the prior fiscal year and Cannabis adjusted gross margin rose to 51% from 43% in the prior fiscal year, reflecting contributions from the HEXO arrangement.
  Beverage alcohol net revenue increased 33% from the prior fiscal year to $95 million.
    Beverage alcohol gross margin was 49% compared to 55% in the prior fiscal year and Beverage alcohol adjusted gross margin was 53% compared to 58% in the prior fiscal year, reflecting lower contribution margins from recent acquisitions.
  Distribution net revenue was $259 million compared to $260 million in the prior fiscal year. On a constant currency basis, distribution revenue was $285 million, up 10% from the prior fiscal year.
    Distribution gross margin rose to 11% from 6% from the prior fiscal year and distribution adjusted gross margin rose to 11% from 9% in the prior fiscal year, reflecting favorable product mix.
  Achieved $22 million in annualized run-rate savings (and $19 million in actual cost savings) as part of the $30 million cost optimization plan announced in Q4 2022; total annualized cash cost-savings since the closing of the Tilray-Aphria transaction reached $128 million.
  Net loss of $1,443 million compared to net loss of $434 million in the prior fiscal year. Adjusted net loss of $130 million compared to net loss of $183 million in the prior fiscal year.
  Adjusted EBITDA rose 28% to $61 million from $48 million in the prior fiscal year, marking the fourth consecutive year of positive adjusted EBITDA and in line with our adjusted EBITDA guidance of $60 million to $66 million.
  Strong financial liquidity position of ~$450 million, consisting of $207 million in cash and $242 million in marketable securities.
  Achieved positive adjusted free cash flow across all operating segments in the 2023 fiscal year.

Operating Highlights

Leadership in Global Cannabis Operations, Brands, and Market Share, Further Solidified through Recent HEXO Acquisition

  Despite ongoing challenges to cannabis market conditions in Canada, Tilray maintained its #1 cannabis market share position in FY 2023. Closing the HEXO transaction in June 2023 and adding it’s leading high-growth brands to the Tilray portfolio significantly bolsters the Company’s position supported by low-cost operations and complimentary distribution across all Canadian geographies. Tilray’s market share in Canada has reached ~13% and the Company holds the #1 market position across all major markets and a leading share across most product categories. Tilray is now #1 in Flower, Oils, and Concentrates, and #2 in Pre-Rolls, #4 in Vape, and Top 10 in all other categories.

  Tilray is focused on growing its leading market share in medical cannabis in the countries in which it distributes today and achieving early-mover advantage in new countries as cannabis legalization proliferates across Europe. This is being accomplished by capitalizing on the unrivaled platform provided by its cultivation and distribution operations across Portugal and Germany and the leadership team’s depth of commercial and regulatory expertise.

Maximizing the High-Growth Potential of U.S. CPG and Craft-Beverage Portfolio

  Tilray made substantial strides across its five craft-beverage brands including leaders SweetWater Brewing Company, Breckenridge Distillery, and Montauk Brewing Company, growing revenue in its beverage alcohol segment by 33% and adjusted gross profit by 24%. Tilray’s wellness brand, Manitoba Harvest, maintained its brand leadership position in branded hemp with 51% market share and stabilized its gross margin through price increases.

  Upon federal cannabis legalization in the U.S., Tilray is well-positioned to immediately leverage its strong U.S. leadership position and strategic strengths across distribution and brands to include THC-infused products to maximize all commercial opportunities and drive significant additional revenue in adult-use cannabis through expanded recognition and distribution.

Fiscal Year 2024 Guidance

For its fiscal year ended May 31, 2024, the Company expects to achieve adjusted EBITDA targets of $68 million to $78 million, representing growth of 11% to 27% as compared to fiscal year 2023. In addition, the Company expects to generate positive adjusted free cash flow.

Management’s guidance for adjusted EBITDA is provided on a non-GAAP basis and excludes transaction expenses, integration charges, restructuring charges, litigation costs, start-up and closure costs, lease expense, purchase price accounting step-up, changes in fair value of contingent consideration and other items carried at fair value and other non-operating income (expenses) and other non-recurring items that may be incurred during the Company's fiscal year 2024, which the Company will continue to identify as it reports its future financial results. Management’s guidance for adjusted free cash flow is provided on a non-GAAP basis and excludes our projected integration costs related to HEXO and the cash income taxes related to Aphria Diamond.

The Company cannot reconcile its expected adjusted EBITDA to net income or adjusted free cash flow to operating cash flow under “Fiscal Year 2024 Guidance” without unreasonable effort because of certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Tilray Brands Strategic Growth Actions – Fiscal 2023 and to date

July 2023

  SweetWater Brewing Announces Partnership with ATLive and Mercedes Benz Stadium
  RIFF Cannabis Brand Launches New THC Beverages for Summer
  SweetWater Brewing Launches Gummies Beer A New Juicy Revolution

June 2023

  Tilray Brands Completes Acquisition of HEXO Corp. Leading Next Evolution of Canadian Cannabis
  Breckenridge Distillery Launches New Limited Release Collectors Art Series
  Tilray Brands Completes Accretive Acquisition of HEXO Corp. Leading the Next Evolution of Canadian Cannabis
  Montauk Brewing Company Celebrates 11-Year Anniversary and 2023 Summer Season Lineup
  Tilray Brands Expands Beer Portfolio and Launches Good Supply Light Beer

May 2023

  Sweetwater Brewing Launches New Refreshing Line of Ready-to-Drink Mixed Cocktails in a Can
  SweetWater Brewing Releases Red White and Blue American Lager
  Tilray Medical Announces European Market Expansion in Italy
  SweetWater Brewing Introduces Colorado Orange Citrus Ale, a Refreshing New Beer Crafted Exclusively for the High Country
  Breckenridge Distillery Announces Limited Edition Bourbon Collaboration With Flaviar For Father’s Day
  Solei Brand Debuts Premium CBD, CBN and THC Infused Tea Collection
  SweetWater Brewing Announces Partnership With Mercedes-Benz Stadium and Opens Two Branded Bars at Atlanta’s Premier Sports and Entertainment Venue

April 2023

  Breckenridge Distillery Wins Highest Honor at World Spirits Competition and Double Gold Awards for Bourbon Whiskey, 105 High Proof, Two Clans and XO Cognac Finish
  Montauk Brewing Company Unveils Two New Branded Spaces at New York Mets’ Citi Field
  Celebrate 420 with Good Supply!
  Tilray Brands Ranks on the Brewers Association List of Top Producing Craft Brewers in the United States
  Montauk Brewing Company Launches PROJECT 4:20, a New Limited Release Craft Brew Supporting Local Green Charities
  Tilray Medical Expands Footprint in Europe and Broadens Distribution Across the Czech Republic
  SweetWater Brewing Company Expands Across 44 States with Nevada Launch
  Manitoba Harvest Expands Whole Foods Market Distribution
  Breckenridge Distillery Wins Big at Whisky Magazine’s 2023 World Whiskies Awards

March 2023

  Alpine Beer Opens Taproom at Petco Park Stadium in San Diego
  Breckenridge Distillery Establishes March 31st as National Après Day
  Montauk Brewing Expands Distribution Across the Northeast
  Tilray Brands Stockholders Approve Charter Amendment to Enhance Corporate Governance and Support Strategic Growth Plan
  SweetWater Brewing Company Brings Back Popular Triple Tail Tropical India Pale Ale
  SweetWater Brewing Company Introduces New West Coast Style India Pale Ale
  CANACA Introduces New Collection of Terpene Rich Products Across Canada

February 2023

  Breckenridge Distillery Launches Limited-Edition Sexy Motor Oil Whiskey for Valentine’s Day
  Alpine Beer Launches INFINITE HAZE Hazy IPA
  SweetWater Brewing Company Introduces New Crisp Lager to Year-Round Lineup
  SweetWater Announces 420 Fest 2023 Lineup and Venue
  Good Supply Cannabis Brand Launches New Product Lineup
  Breckenridge Distillery Strikes Gold at 2023 World Whiskies Awards
  Good Supply Cannabis Brand Launches Canada’s Strongest Infused Pre-Rolls

January 2023

  SweetWater Brewing Company Celebrates 26 Years of Brewing with Throwback Beers, Jam Bands
  Solei Cannabis Brand Introduces New Approach to Wellness with New Product Lineup and Brand Refresh

December 2022

  Good Supply Cannabis Brand Launches ‘Peppermint Phatty’
  RIFF Cannabis Brand Launches New Series of Limited-Edition Strains in ‘Joint Effort’ With Craft Growers

November 2022

  Tilray Brands and Charlotte’s Web Announce Strategic Alliance in Canada
  Tilray Brands Acquires Montauk Brewing Company
  ‘Potently Canadian' Cannabis Brand, CANACA, Launches New Products and #FeelTheBoost Campaign

October 2022

  SweetWater Brewing Company Unveils New Fall Craft-Beer Releases
  Tilray Medical Relaunches Cannabis Oral Solution Across Ireland
  Broken Coast Ranks #1 at the Budtender’s Association Collectors Cup
  Green Flash Launches New Beers Across the U.S. and Unveils Refreshed Branding
  Breckenridge Distillery Announces Ultimate Whiskey and Beer Collaboration With Breckenridge Brewery
  Good Supply Cannabis Brand Reveals New Fall Flower Launches and Expands Distribution of Bestselling High-Potency Products

September 2022

  Good Supply Launches New High-Potency Product Drop and Unveils Exclusive Orange Frost Live Resin
  Breckenridge Distillery Announces Nationwide Alignment and Renewed Distribution Agreement With Republic National Distributing Company
  RIFF Cannabis Brand Launches ‘Drumsticks’
  Tilray Medical Receives Approval to Extend Market Authorization in Italy
  SweetWater Brewing Company Unveils New Fall Craft-Beer Releases

August 2022

  Breckenridge Distillery and Denver Broncos Release Limited-Edition Mile High Bourbon Blends
  Tilray Medical Bolsters Market Leading Position in Europe With Market Authorization in Poland
  Tilray Medical Receives Verification From the Natural Health Science Foundation in Australia and New Zealand

July 2022

  Tilray Medical Expands Portfolio of Medical Cannabis Products in the UK
  Good Supply Brand Expands its Cannabis Portfolio in Québec
  Tilray Brands’ Potently Canadian Cannabis Brand, CANACA Joins this Year’s Calgary Stampede and Releases ‘Wild West’ Product Lineup
  Tilray Medical Launches Cannabis Education Platform ‘WeCare-MedicalCannabis’ Across Europe

June 2022

  Tilray Medical Launches Sleep-Oriented CBN Night Oil for Medical Cannabis Patients in Canada
  Tilray Brands Announces Enhancements to Accretive Strategic Transaction with HEXO
  Broken Coast Cannabis Launches Full Spectrum ‘woah’
  Tilray Medical Welcomes Government of Luxembourg Delegation Visit to European Campus in Portugal

Live Conference Call and Audio Webcast
Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. ET. Investors may join the live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will also be archived after the call concludes.

About Tilray Brands
Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Patients and consumers trust Tilray Brands to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality, and beloved brands that address the needs of the consumers, customers, and patients we serve. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company the Company’s expectation to be free-cash flow positive in its operating business units; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to generate $68-$78 million of Adjusted EBITDA and expectation to be cash-flow positive in its operating business in fiscal year 2024; and the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted gross margin, Adjusted gross profit, Adjusted EBITDA, Adjusted net income and free cash flow. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Adjusted EBITDA is calculated as net income (loss) before income tax benefits, net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; impairments; other than temporary change in fair value of convertible notes receivable, inventory valuation adjustments, purchase price accounting step-up; facility start-up and closure costs; lease expense; litigation (recovery) costs; restructuring costs and transaction costs. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross profit, is calculated as gross profit adjusted to exclude the impact of inventory valuation adjustment and purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding inventory valuation adjustments and purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross margin, excluding inventory valuation adjustments and purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back inventory valuation adjustments and amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding inventory valuation adjustments and purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted net loss is calculated as net (loss) income plus (minus) non-operating income (expense), net, change in fair value of contingent consideration, impairments, other than temporary change in fair value of convertible notes receivable, inventory valuation adjustments, litigation (recovery) costs, and transaction (income) costs. A reconciliation of Adjusted net income, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Constant currency presentations of revenue are used to normalize the effects of foreign currency. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. Dollar are translated into U.S. Dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

For further information:
Media: Berrin Noorata, news@tilray.com
Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com

Consolidated Statements of Financial Position
	May 31,	May 31,
(in thousands of US dollars)	2023	2022
Assets
Current assets
Cash and cash equivalents	$206,632	$415,909
Marketable securities	241,897	—
Accounts receivable, net	86,227	95,279
Inventory	200,551	245,529
Prepaids and other current assets	37,722	46,786
Total current assets	773,029	803,503
Capital assets	429,667	587,499
Right-of-use assets	5,941	12,996
Intangible assets	973,785	1,277,875
Goodwill	2,008,843	2,641,305
Interest in equity investees	4,576	4,952
Long-term investments	7,795	10,050
Convertible notes receivable	103,401	111,200
Other assets	222	314
Total assets	$4,307,259	$5,449,694
Liabilities
Current liabilities
Bank indebtedness	$23,381	$18,123
Accounts payable and accrued liabilities	190,682	157,431
Contingent consideration	16,218	16,007
Warrant liability	1,817	14,255
Current portion of lease liabilities	2,423	6,703
Current portion of long-term debt	24,080	67,823
Current portion of convertible debentures payable	174,378	—
Total current liabilities	432,979	280,342
Long - term liabilities
Contingent consideration	10,889	—
Lease liabilities	7,936	11,329
Long-term debt	136,889	117,879
Convertible debentures payable	221,044	401,949
Deferred tax liabilities	167,364	196,638
Other liabilities	215	191
Total liabilities	977,316	1,008,328
Commitments and contingencies (see to Note 27)
Stockholders' equity
Common stock ($0.0001 par value; 990,000,000 shares authorized; 656,655,455 and 532,674,887 shares issued and outstanding, respectively)	66	53
Additional paid-in capital	5,777,743	5,382,367
Accumulated other comprehensive loss	(46,610)	(20,764)
Accumulated Deficit	(2,415,507)	(962,851)
Total Tilray Brands, Inc. stockholders' equity	3,315,692	4,398,805
Non-controlling interests	14,251	42,561
Total stockholders' equity	3,329,943	4,441,366
Total liabilities and stockholders' equity	$4,307,259	$5,449,694

Condensed Consolidated Statements of Loss
	For the three months				For the twelve months
	ended May 31,		Change	% Change	ended May 31,		Change	% Change
(in thousands of U.S. dollars, except for per share data)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net revenue	$184,188	$153,325	$30,863	20%	$627,124	$628,372	$(1,248)	(0)%
Cost of goods sold	117,025	160,058	(43,033)	(27)%	480,164	511,555	(31,391)	(6)%
Gross profit (loss)	67,163	(6,733)	73,896	(1,098)%	146,960	116,817	30,143	26%
Operating expenses:
General and administrative	47,774	41,400	6,374	15%	165,159	162,801	2,358	1%
Selling	9,048	9,643	(595)	(6)%	34,840	34,926	(86)	(0)%
Amortization	21,617	30,846	(9,229)	(30)%	93,489	115,191	(21,702)	(19)%
Marketing and promotion	7,800	10,771	(2,971)	(28)%	30,937	30,934	3	0%
Research and development	180	54	126	233%	682	1,518	(836)	(55)%
Change in fair value of contingent consideration	292	(15,585)	15,877	(102)%	855	(44,650)	45,505	(102)%
Impairments	—	378,241	(378,241)	NM	934,000	378,241	555,759	NM
Other than temporary change in fair value of convertible notes receivable	64,954	—	64,954	NM	246,330	—	246,330	NM
Litigation (recovery) costs	1,465	10,029	(8,564)	(85)%	(505)	16,518	(17,023)	(103)%
Restructuring costs	(1,482)	—	(1,482)	0%	9,245	795	8,450	1063%
Transaction (income) costs	5,495	(4,709)	10,204	(217)%	1,613	30,944	(29,331)	(95)%
Total operating expenses	157,143	460,690	(303,547)	(66)%	1,516,645	727,218	789,427	109%
Operating loss	(89,980)	(467,423)	377,443	(81)%	(1,369,685)	(610,401)	(759,284)	124%
Interest expense, net	(5,027)	(5,522)	495	(9)%	(13,587)	(27,944)	14,357	(51)%
Non-operating income (expense), net	(16,680)	11,342	(28,022)	(247)%	(66,909)	197,671	(264,580)	(134)%
Loss before income taxes	(111,687)	(461,603)	349,916	(76)%	(1,450,181)	(440,674)	(1,009,507)	229%
Income tax benefits, net	8,132	(3,803)	11,935	(314)%	(7,181)	(6,542)	(639)	10%
Net loss	$(119,819)	$(457,800)	$337,981	(74)%	(1,443,000)	(434,132)	(1,008,868)	232%
Net loss per share - basic and diluted	$(0.15)	$(0.99)	$0.84	(85)%	$(2.35)	$(0.99)	$(1.36)	137%

Condensed Consolidated Statements of Cash Flows
	For the twelve months
	ended May 31,		Change	% Change
(in thousands of US dollars)	2023	2022	2023 vs. 2022
Cash provided by (used in) operating activities:
Net loss	$(1,443,000)	$(434,132)	$(1,008,868)	232%
Adjustments for:
Deferred income tax recovery	(31,953)	(27,538)	(4,415)	16%
Unrealized foreign exchange loss	17,768	18,001	(233)	(1)%
Amortization	130,149	154,592	(24,443)	(16)%
Gain on sale of capital assets	(48)	(682)	634	(93)%
Inventory valuation write down	55,000	67,000	(12,000)	(18)%
Impairments	934,001	378,240	555,761	147%
Other than temporary change in fair value of convertible notes receivable	246,330	—	246,330	0%
Other non-cash items	11,406	(9,647)	21,053	(218)%
Stock-based compensation	39,595	35,994	3,601	10%
Loss on long-term investments & equity investments	2,190	4,914	(2,724)	(55)%
Loss (gain) on derivative instruments	31,213	(227,583)	258,796	(114)%
Change in fair value of contingent consideration	855	(44,650)	45,505	(102)%
Change in non-cash working capital:
Accounts receivable	4,168	(5,842)	10,010	(171)%
Prepaids and other current assets	3,122	4,472	(1,350)	(30)%
Inventory	(12,934)	(45,749)	32,815	(72)%
Accounts payable and accrued liabilities	20,044	(44,652)	64,696	(145)%
Net cash provided by (used in) operating activities	7,906	(177,262)	185,168	(104)%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(20,800)	(34,064)	13,264	(39)%
Proceeds from disposal of capital and intangible assets	4,304	12,205	(7,901)	(65)%
Change in marketable securities	(241,897)	—	(241,897)	0%
Net cash (paid for) acquired in business acquisition	(26,718)	326	(27,044)	(8296)%
Net cash (used in) provided by investing activities	(285,111)	(21,533)	(263,578)	1224%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	129,593	262,509	(132,916)	(51)%
Proceeds from warrants and options exercised	—	5,403	(5,403)	(100)%
Shares effectively repurchased for employee withholding tax	(1,189)	(8,686)	7,497	(86)%
Proceeds from convertible debentures issuance	145,052	—	145,052	0%
Repayment of convertible debentures	(187,394)	(88,026)	(99,368)	113%
Proceeds from long-term debt	1,288	—	1,288	0%
Repayment of long-term debt	(21,336)	(40,254)	18,918	(47)%
Repayment of lease liabilities	(1,114)	(4,672)	3,558	(76)%
Net increase in bank indebtedness	5,258	9,406	(4,148)	(44)%
Dividend paid to NCI	—	(7,484)	7,484	(100)%
Net cash provided by financing activities	70,158	128,196	(58,038)	(45)%
Effect of foreign exchange on cash and cash equivalents	(2,230)	(1,958)	(272)	14%
Net (decrease) increase in cash and cash equivalents	(209,277)	(72,557)	(136,720)	188%
Cash and cash equivalents, beginning of period	415,909	488,466	(72,557)	(15)%
Cash and cash equivalents, end of period	$206,632	$415,909	$(209,277)	(50)%

Net Revenue by Operating Segment
	For the three months ended	% of Total Revenue	For the three months ended	% of Total Revenue	For the year ended	% of Total Revenue	For the year ended	% of Total Revenue
(In thousands of U.S. dollars)	May 31, 2023		May 31, 2022		May 31, 2023		May 31, 2022
Cannabis business	$64,413	35%	$53,253	35%	$220,430	35%	$237,522	38%
Distribution business	72,612	39%	61,160	39%	258,770	41%	259,747	41%
Beverage alcohol business	32,404	18%	22,727	15%	95,093	15%	71,492	11%
Wellness business	14,759	8%	16,185	11%	52,831	9%	59,611	10%
Total net revenue	$184,188	100%	$153,325	100%	$627,124	100%	$628,372	100%

Net Revenue by Operating Segment in Constant Currency
	For the three months ended		For the three months ended		For the year ended		For the year ended
	May 31, 2023		May 31, 2022		May 31, 2023		May 31, 2022
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Cannabis business	$68,481	36%	$53,253	35%	$233,227	35%	$237,522	38%
Distribution business	73,439	39%	61,160	39%	285,115	43%	259,747	41%
Beverage alcohol business	32,404	17%	22,727	15%	95,093	14%	71,492	11%
Wellness business	15,285	8%	16,185	11%	54,429	8%	59,611	10%
Total net revenue	$189,609	100%	$153,325	100%	$667,864	100%	$628,372	100%

Net Cannabis Revenue by Market Channel
	For the three months ended	% of Total Revenue	For the three months ended	% of Total Revenue	For the year ended	% of Total Revenue	For the year ended	% of Total Revenue
(In thousands of U.S. dollars)	May 31, 2023		May 31, 2022		May 31, 2023		May 31, 2022
Revenue from Canadian medical cannabis	$6,080	9%	$7,246	14%	$25,000	11%	$30,599	13%
Revenue from Canadian adult-use cannabis	58,256	90%	46,869	88%	214,319	97%	209,501	88%
Revenue from wholesale cannabis	750	1%	141	0%	1,436	1%	6,904	3%
Revenue from international cannabis	15,725	25%	14,095	26%	43,559	20%	53,887	23%
Less excise taxes	(16,398)	-25%	(15,098)	-28%	(63,884)	-29%	(63,369)	-27%
Total	$64,413	100%	$53,253	100%	$220,430	100%	$237,522	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months ended		For the three months ended		For the year ended		For the year ended
	May 31, 2023		May 31, 2022		May 31, 2023		May 31, 2022
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis products	$6,519	10%	$7,246	14%	$26,612	11%	$30,599	13%
Revenue from Canadian adult-use cannabis products	62,917	92%	46,869	88%	225,694	97%	209,501	88%
Revenue from wholesale cannabis products	803	1%	141	0%	1,529	1%	6,904	3%
Revenue from international cannabis products	15,807	23%	14,095	26%	47,434	20%	53,887	23%
Less excise taxes	(17,565)	-26%	(15,098)	-28%	(68,042)	-29%	(63,369)	-27%
Total	$68,481	100%	$53,253	100%	$233,227	100%	$237,522	100%

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended May 31, 2023
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$64,413	$32,404	$72,612	$14,759	$184,188
Cost of goods sold	24,955	15,838	65,866	10,366	117,025
Gross profit	39,458	16,566	6,746	4,393	67,163
Gross margin	61%	51%	9%	30%	36%
Adjustments:
Purchase price accounting step-up	—	1,259	—	—	1,259
Adjusted gross profit	39,458	17,825	6,746	4,393	68,422
Adjusted gross margin	61%	55%	9%	30%	37%

	For the three months ended May 31, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$53,253	$22,727	$61,160	$16,185	$153,325
Cost of goods sold	72,342	11,359	65,138	11,219	160,058
Gross profit	(19,089)	11,368	(3,978)	4,966	(6,733)
Gross margin	-36%	50%	-7%	31%	-4%
Adjustments:
Inventory valuation adjustments	47,500	—	7,500	—	55,000
Purchase price accounting step-up	—	2,214	—	—	2,214
Adjusted gross profit	28,411	13,582	3,522	4,966	50,481
Adjusted gross margin	53%	60%	6%	31%	33%

	For the twelve months ended May 31, 2023
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$220,430	$95,093	$258,770	$52,831	$627,124
Cost of goods sold	162,755	48,770	231,309	37,330	480,164
Gross profit	57,675	46,323	27,461	15,501	146,960
Gross margin	26%	49%	11%	29%	23%
Adjustments:
Inventory valuation adjustments	55,000	—	—	—	55,000
Purchase price accounting step-up	—	4,482	—	—	4,482
Adjusted gross profit	112,675	50,805	27,461	15,501	206,442
Adjusted gross margin	51%	53%	11%	29%	33%

	For the twelve months ended May 31, 2022
(In thousands of U.S. dollars)	Cannabis	Beverage	Distribution	Wellness	Total
Net revenue	$237,522	$71,492	$259,747	$59,611	$628,372
Cost of goods sold	194,834	32,033	243,231	41,457	511,555
Gross profit	42,688	39,459	16,516	18,154	116,817
Gross margin	18%	55%	6%	30%	19%
Adjustments:
Inventory valuation adjustments	59,500	—	7,500	—	67,000
Purchase price accounting step-up	—	2,214	—	—	2,214
Adjusted gross profit	102,188	41,673	24,016	18,154	186,031
Adjusted gross margin	43%	58%	9%	30%	30%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022

Net (loss) income	$(119,819)	$(457,800)	$337,981	(74)%	$(1,443,000)	$(434,132)	$(1,008,868)	232%
Income tax benefits, net	8,132	(3,803)	11,935	(314)%	(7,181)	(6,542)	(639)	10%
Interest expense, net	5,027	5,522	(495)	(9)%	13,587	27,944	(14,357)	(51)%
Non-operating income (expense), net	16,680	(11,342)	28,022	(247)%	66,909	(197,671)	264,580	(134)%
Amortization	28,993	40,768	(11,775)	(29)%	130,149	154,592	(24,443)	(16)%
Stock-based compensation	9,829	8,969	860	10%	39,595	35,994	3,601	10%
Change in fair value of contingent consideration	292	(15,585)	15,877	(102)%	855	(44,650)	45,505	(102)%
Impairments	-	378,241	(378,241)	(100)%	934,000	378,241	555,759	147%
Other than temporary change in fair value of convertible notes receivable	64,954	-	64,954	NM	246,330	-	246,330	NM
Inventory valuation adjustments	-	55,000	(55,000)	(100)%	55,000	67,000	(12,000)	(18)%
Purchase price accounting step-up	1,259	2,214	(955)	(43)%	4,482	2,214	2,268	102%
Facility start-up and closure costs	700	3,300	(2,600)	(79)%	7,600	13,700	(6,100)	(45)%
Lease expense	700	700	-	0%	2,800	3,100	(300)	(10)%
Litigation (recovery) costs	1,465	10,029	(8,564)	(85)%	(505)	16,518	(17,023)	(103)%
Restructuring costs	(1,482)	-	(1,482)	NM	9,245	795	8,450	1,063%
Transaction costs	5,495	(4,709)	10,204	(217)%	1,613	30,944	(29,331)	(95)%
Adjusted EBITDA	$22,225	$11,504	$10,721	93%	$61,479	$48,047	$13,432	28%

Other Financial Information: Adjusted Net Loss
	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net (loss) income	$(119,819)	$(457,800)	$337,981	(74)%	$(1,443,000)	$(434,132)	$(1,008,868)	232%
Non-operating income (expense), net	16,680	(11,342)	28,022	(247)%	66,909	(197,671)	264,580	(134)%
Change in fair value of contingent consideration	292	(15,585)	15,877	(102)%	855	(44,650)	45,505	(102)%
Impairments	-	378,241	(378,241)	(100)%	934,000	378,241	555,759	147%
Other than temporary change in fair value of convertible notes receivable	64,954	-	64,954	NM	246,330	-	246,330	NM
Inventory valuation adjustments	-	55,000	(55,000)	(100)%	55,000	67,000	(12,000)	(18)%
Litigation (recovery) costs	1,465	10,029	(8,564)	(85)%	(505)	16,518	(17,023)	(103)%
Restructuring costs	(1,482)	-	(1,482)	NM	9,245	795	8,450	1063%
Transaction costs	5,495	(4,709)	10,204	(217)%	1,613	30,944	(29,331)	(95)%
Adjusted net loss	$(32,415)	$(46,166)	$13,751	(30)%	$(129,553)	$(182,955)	$53,402	(29)%
Adjusted net loss per share - basic and diluted	$(0.00)	$(0.00)	$0.00	(46)%	$(0.21)	$(0.38)	$0.17	(45)%

Other Financial Information: Free Cash Flow
	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2023	2022	2023 vs. 2022		2023	2022	2023 vs. 2022
Net cash provided by (used in) operating activities	$43,598	$(20,524)	$64,122	(312)%	$7,906	$(177,262)	$185,168	(104)%
Less: investments in capital and intangible assets, net	(10,277)	(4,915)	(5,362)	109%	(16,496)	(21,859)	5,363	(25)%
Free cash flow	33,321	(25,439)	58,760	(231)%	(8,590)	(199,121)	190,531	(96)%
Add: growth CAPEX	9,850	631	9,219	1461%	9,850	11,506	(1,656)	(14)%
Adjusted free cash flow	43,171	(24,808)	67,979	(274)%	1,260	(187,615)	188,875	(101)%

Other Financial Information: Key Operating Metrics
	For the three months ended May 31,		For the years ended May 31,
(in thousands of U.S. dollars)	2023	2022	2023	2022
Net cannabis revenue	$64,413	$53,253	$220,430	$237,522
Net beverage alcohol revenue	32,404	22,727	95,093	71,492
Distribution Revenue	72,612	61,160	258,770	259,747
Wellness revenue	14,759	16,185	52,831	59,611
Cannabis costs	24,955	72,342	162,755	194,834
Beverage alcohol costs	15,838	11,359	48,770	32,033
Distribution costs	65,866	65,138	231,309	243,231
Wellness costs	10,366	11,219	37,330	41,457
Total adjusted gross profit (excluding PPA step-up and inventory valuation adjustments)	68,422	50,481	206,442	186,031
Cannabis adjusted gross margin (excluding inventory valuation adjustments)	61%	53%	51%	43%
Beverage alcohol adjusted gross margin (excluding PPA step-up)	55%	60%	53%	58%
Distribution gross margin (excluding inventory valuation adjustments)	9%	6%	11%	9%
Wellness gross margin	30%	31%	29%	30%
Adjusted EBITDA	22,225	11,504	61,479	48,047
Cash and marketable securities	448,529	415,909	448,529	415,909
Working capital	340,050	523,161	340,050	523,161